Exhibit 99.1

Trilogy Metals Provides Update on the Issuance of Federal Right-of-Way Permits for the Ambler Access Project in Alaska

VANCOUVER, BC, Oct. 24, 2025 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy" or the "Company") is providing an update on the Ambler Access Project ("AAP" or "Ambler Access Road") – the proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects ("UKMP") to the Dalton Highway that would enable the advancement of exploration and development at the Ambler Mining District in Northwest Alaska, home to some of the world's richest known copper-dominant polymetallic deposits.

Trilogy is pleased to announce that the Alaska Industrial Development and Export Authority ("AIDEA") has executed the Right-of-Way permits for the Ambler Access Road with the U.S. Army Corps of Engineers, the National Park Service and the Bureau of Land Management ("BLM"), formally re-establishing the federal authorizations required to advance the road project.

The issuance of these permits follows the October 6, 2025 Presidential decision under Section 1106 of the Alaska National Interest Lands Conservation Act ("ANILCA") directing federal agencies to re-issue the authorizations necessary for construction and operation of the Ambler Access Road. The executed permits restore the 50-year right-of-way across federally managed lands originally granted in 2020.

Now with the federal Right-of-Way permits in effect, AIDEA plans to proceed with road planning activities including updating detailed engineering plans, programs and budgets for next year.

Tony Giardini, President and CEO of Trilogy Metals, commented: "The execution of these federal permits marks a pivotal milestone for the Ambler Road and the State of Alaska. We commend the leadership of AIDEA and the federal government in moving this strategic project forward. The road will provide access to a mining district that has the potential to strengthen the United States' ability to secure domestic supplies of copper and other critical minerals essential to national defense, energy infrastructure, advanced manufacturing and the rapid growth of AI data centers. The Ambler Mining District is ready to play a vital role in supporting America's strategic and technological leadership."

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company which holds a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the effects of the Presidential decision and execution of the ROW as described above, potential actions resulting from executive orders, presidential decisions and statements from the U.S. administrations, Department of the Interior, Bureau of Land Management, AIDEA's plans with respect to the Ambler Access Road, perceived merit of the Ambler Mining District and the Ambler Access Road, and the Company's plans to provide further updates and the timing thereof are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our ability to conserve cash and to raise capital at terms favorable to the Company, or at all and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2024 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

View original content:https://www.prnewswire.com/news-releases/trilogy-metals-provides-update-on-the-issuance-of-federal-right-of-way-permits-for-the-ambler-access-project-in-alaska-302593461.html

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/October2025/24/c0460.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, 604-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 24-OCT-25